[GRAPHIC OMITTED]
Ventas, Inc.  4360 Brownsboro Road  Suite 115  Louisville, Kentucky  40207-1642
                   (502) 357.9000      (502) 357.9001 Fax

                                     Contacts:     Debra A. Cafaro
                                                   Chairman, President and CEO
                                                   or
                                                   Richard A. Schweinhart
                                                   Senior Vice President and CFO
                                                   (502) 357-9000

               VENTAS REPORTS FIRST QUARTER FFO OF $0.35 PER SHARE

                             ----------------------
              2003 FFO INCREASES 9 PERCENT OVER 2002 FIRST QUARTER

LOUISVILLE, Ky (April 29, 2003) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today that normalized Funds From Operations ("FFO") for the first quarter 2003 was $27.9 million or $0.35 per diluted share compared with $22.1 million or $0.32 per diluted share for the comparable 2002 period.

     Net income for the first quarter ended March 31, 2003 was $37.3 million or $0.47 per diluted share. Net income includes a benefit of $20.2 million ($0.26 per diluted share) resulting from the reversal of a previously recorded contingent liability relating to uncertainties surrounding matters pertaining to an IRS audit of the Company's 1997-1998 tax periods that was completed on April 1, 2003. For the first quarter ended March 31, 2002, net income was $12.7 million or $0.18 per diluted share.

     Normalized FFO for the first quarter ended March 31, 2003 excludes the $20.2 million impact of the reversal of the contingent liability.

     "Ventas continues to produce reliable growth, delivering a nine percent increase in FFO during the first quarter," Ventas Chairman, President and CEO Debra A. Cafaro said. "Additionally, we continue to work with our primary tenant, Kindred Healthcare, Inc. (Nasdaq:KIND), to help Kindred achieve an orderly exit from the Florida skilled nursing home market on terms that are consistent with our Master Leases and beneficial to both companies."

FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

o The Company and Kindred distributed approximately $13 million to each company from a previously established Tax Refund Escrow which was a result of the successful completion of the IRS audit regarding the Company's 1997 and 1998 tax periods. The audit concluded that the Company (1) does not owe any additional taxes for those periods, (2) is entitled to retain the approximately $26 million federal tax refund it received in 1999 for those periods, and (3) is entitled to receive an additional refund of $1.2 million for those periods. In addition, as a result of the completion of the audit, the Company will retain substantially all of its favorable tax attributes such as net operating loss carryforwards and capital loss carryforwards.

o Ventas increased its first quarter dividend to $0.2675 per share, a 13% increase over prior year quarterly dividend of $0.2375 per share.

o Kindred's EBITDAR to rent coverage at the 253 skilled nursing facilities and hospitals it leases from the Company was 1.7x for the year ended December 31, 2002.


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Ventas Reports First Quarter FFO of $0.35 Per Share
Page 2
April 29, 2003
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o    Rating agencies Moody's and S & P recently reconfirmed the Company's unsecured debt rating at Ba3/BB-. Moody's improved the outlook for the Company to "stable."

FIRST QUARTER 2003 RESULTS

     Revenue for the quarter ended March 31, 2003, was $50.4 million, of which $47.1 million (or 93.5%) resulted from leases with Kindred. Expenses for the quarter ended March 31, 2003 totaled $13.1 million and were reduced by the $20.2 million of reversal of a contingent liability, and included $10.8 million of depreciation expense, $17.1 million of interest expense on debt financing, and $1.2 million of interest expense on the Company's settlement with the Department of Justice. General, administrative and professional expenses for the first quarter totaled $3.9 million.

FFO GUIDANCE

     Ventas said it reaffirmed its 2003 normalized FFO guidance of $1.43 to $1.45 per diluted share. The guidance excludes gains and losses, the non-cash effect of swap ineffectiveness under SFAS 133 and the impact of acquisitions, divestitures and other capital transactions. The Company may from time to time update its publicly announced FFO guidance, but it is not obligated to so.

     The Company's FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If any of these assumptions vary, the Company's results may change. There can be no assurance that the Company will achieve these results.

FIRST QUARTER CONFERENCE CALL

     The Company will hold a conference call to discuss this earnings release today, April 29, 2003, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being web cast by CCBN and can be accessed at the Ventas website at www.ventasreit.com or www.companyboardroom.com. An online replay of the web cast will be available at approximately 12:00 p.m. Eastern time and will be archived for thirty (30) days.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 220 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.


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Ventas Reports First Quarter FFO of $0.35 Per Share
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April 29, 2003
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     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred ("Kindred Common Stock"), (n) final determination of the Company's taxable net income for the years ending December 31, 2002 and December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (q) the value of the Company's Kindred Common Stock and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.


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Ventas Reports First Quarter FFO of $0.35 Per Share
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April 29, 2003
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                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                                   March 31, 2003 and December 31, 2002
                                              (In thousands)

                                                                                March 31,     December 31,
                                                                                   2003          2002
                                                                                   ----          ----
                                                                                (Unaudited)    (Audited)


Assets
Real estate investments:
    Land..................................................................      $ 119,559      $ 119,559
    Building and improvements.............................................      1,101,847      1,101,847
                                                                               ------------   -----------
                                                                                1,221,406      1,221,406
    Accumulated depreciation..............................................       (419,868)      (409,132)
                                                                               ------------   -----------
        Total net real estate property....................................        801,538        812,274
    Loan receivable, net..................................................         16,505         16,528
                                                                               ------------   -----------
        Total net real estate investments.................................        818,043        828,802
Cash and cash equivalents.................................................          3,083          2,455
Restricted cash...........................................................         19,575         19,953
Deferred financing costs, net.............................................         16,684         17,704
Investment in Kindred Healthcare, Inc. common stock.......................         10,414         16,713
Notes receivable from employees, former employees and accrued interest....          4,158          4,139
Other ....................................................................          6,137          6,014
                                                                               ------------   -----------
        Total assets......................................................       $878,094      $ 895,780
                                                                               ============   ===========
Liabilities and stockholders' equity (deficit)
Liabilities:
    Senior Notes payable and other debt...................................      $ 750,442      $ 707,709
    United States Settlement..............................................         41,120         43,992
    Securities settlement due (purchase of Senior Notes)..................           --           37,366
    Deferred revenue......................................................         18,248         18,883
    Interest rate swap agreements.........................................         47,499         47,672
    Accrued dividend......................................................           --           16,596
    Accrued interest .....................................................         15,116          7,237
    Accounts payable and other accrued liabilities........................         17,769         25,402
    Other liabilities--disputed federal, state and local tax refunds......            272         14,156
    Deferred income taxes.................................................         30,394         30,394
                                                                               ------------   -----------
        Total liabilities.................................................        920,860        949,407
                                                                               ------------   -----------
Commitments and contingencies

Stockholders' equity (deficit):
    Preferred stock, unissued.............................................           --             --
    Common stock .........................................................         20,652         20,652
    Capital in excess of par value........................................        188,992        191,779
    Unearned compensation on restricted stock.............................         (1,730)          (793)
    Accumulated other comprehensive loss..................................        (32,574)       (26,116)
    Retained earnings (deficit)...........................................       (118,137)      (134,279)
                                                                               ------------   -----------
                                                                                   57,203         51,243
    Treasury stock........................................................        (99,969)      (104,870)
                                                                               ------------   -----------
        Total stockholders' equity (deficit)..............................        (42,766)       (53,627)
                                                                               ------------   -----------
        Total liabilities and stockholders' equity (deficit)..............       $878,094       $895,780
                                                                               ============   ===========
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Ventas Reports First Quarter FFO of $0.35 Per Share
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                        CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      For Three Months Ended March 31, 2003 and 2002
                         (In thousands, except per share amounts)
                                        (Unaudited)



                                                                     2003          2002
                                                                    ------        ------

Revenues:
    Rental income..............................................   $ 49,184      $ 46,102
    Interest income from loan receivable.......................        747            --
    Interest and other income..................................        492           342
                                                                  --------      --------
        Total revenues.........................................     50,423        46,444
                                                                  --------      --------
Expenses:
    General and administrative.................................      3,140         2,311
    Professional fees..........................................        760           565
    Reversal of contingent liability...........................    (20,164)           --
    Amortization of restricted stock grants....................        291           422
    Depreciation...............................................     10,801        10,405
    Interest ..................................................     17,125        19,740
    Interest on United States Settlement ......................      1,182         1,471
                                                                  --------      --------
        Total expenses.........................................     13,135        34,914
                                                                  --------      --------
Income before discontinued operations..........................     37,288        11,530
Discontinued operations (including gain on sale of assets).....         --         1,171
                                                                  --------      --------
Net income.....................................................   $ 37,288      $ 12,701
                                                                  ========      ========
Earnings per common share:
    Basic:
        Income before discontinued operations..................     $ 0.47      $   0.16
        Net income.............................................     $ 0.47      $   0.18

    Diluted:
        Income before discontinued operations..................     $ 0.47      $   0.16
        Net income.............................................     $ 0.47      $   0.18

Weighted average number of shares outstanding, basic...........     78,834        68,698
Weighted average number of shares outstanding, diluted.........     79,296        69,844

Dividends declared per common share ...........................   $ 0.2675      $ 0.2375

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Ventas Reports First Quarter FFO of $0.35 Per Share
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April 29, 2003
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                        CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       For the Three Months Ended March 31, 2003 and 2002
                                         (In thousands)
                                          (Unaudited)

                                                                          2003         2002
                                                                         ------       ------

Cash flows from operating activities:
    Net income  ..................................................     $ 37,288      $ 12,701
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation (including discontinued operations)..........       10,801        10,466
        Amortization of deferred financing costs..................        1,020           700
        Amortization of restricted stock grants...................          291           422
        Normalized rents..........................................          (43)          (48)
        Gain on sale of assets (included in discontinued
          operations in 2002).....................................           --        (1,057)
        Amortization of deferred revenue..........................         (666)         (627)
        Other.....................................................          (54)           38
    Changes in operating assets and liabilities:
      Decrease in restricted cash.................................          378           779
      Increase in other assets....................................         (914)         (254)
      Increase in accrued interest ...............................        7,879           924
      Increase (decrease) in accounts payable and accrued and
        other liabilities.........................................      (20,134)          134
                                                                       ---------     ---------
            Net cash provided by operating activities.............       35,846        24,178
Cash flows from investing activities:
    Proceed from sale of real estate..............................           --         1,550
    Collection from loan receivable...............................           54            --
    Purchase of furniture and equipment...........................          (41)          (76)
    Increase in notes receivable from employees, former
        employees and accrued interest ...........................          (19)         (873)
                                                                       ---------     ---------
            Net cash provided by (used in) investing activities...           (6)          601
Cash flows from financing activities:
    Net change in borrowings under Revolving Credit Facility......       43,350            --
    Purchase of Senior Notes......................................      (37,366)           --
    Repayment of long-term debt...................................         (617)      (16,824)
    Payment on United States Settlement...........................       (2,872)           --
    Proceeds from (cost of) issuance of stock.....................           35           (40)
    Cash dividends to stockholders................................      (37,742)      (17,230)
                                                                       ---------     ---------
            Net cash used in financing activities.................      (35,212)      (34,094)
                                                                       ---------     ---------
Increase (decrease) in cash and cash equivalents..................          628        (9,315)
Cash and cash equivalents at beginning of period..................        2,455        18,596
                                                                       ---------     ---------
Cash and cash equivalents at end of period........................     $  3,083      $  9,281
                                                                       =========     =========
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Ventas Reports First Quarter FFO of $0.35 Per Share
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April 29, 2003
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


                                         SUPPLEMENTAL DATA


Funds from Operations
FFO and Normalized FFO for the three months ended March 31, 2003 and 2002 (in thousands except per share amounts):


                                                         2003        2002
                                                         ----        ----

  Net Income ................................          $ 37,288    $ 12,701
  Adjustments:
     Depreciation on real estate assets .....            10,736      10,363
  Other Items:
  Discontinued operations:
    Real estate depreciation - discontinued..                --          61
    Gain on sale of real estate .............                --      (1,057)
                                                      ----------------------
  FFO .......................................            48,024      22,068

  Reversal of contingent liability...........           (20,164)         --
                                                      ----------------------
  Normalized FFO ............................          $ 27,860    $ 22,068
                                                      ----------------------

Per diluted share:
  Net Income ................................            $ 0.47     $  0.18
  Adjustments:
     Depreciation on real estate assets .....              0.14        0.15
  Other items:
  Discontinued operations:
    Real estate depreciation - discontinued..                --          --
    Gain on sale of real estate .............                --       (0.01)
                                                      ----------------------
  FFO .......................................              0.61        0.32

  Reversal of contingent liability ..........             (0.26)         --
                                                      ----------------------
  Normalized FFO ............................            $ 0.35     $  0.32
                                                      ======================
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April 29, 2003
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


Projected FFO for the year ended December 31, 2003 (in millions except per share amounts):

                                                           2003 Projected
                                                        --------------------


    Per diluted share:
    Net income ........................................   $1.15   -    $1.17
    Adjustments:
        Depreciation on real estate assets ............    0.54   -     0.54
                                                        --------    --------
    FFO ...............................................   $1.69   -     1.71

    Adjustments:
        Reversal of contingent liability ..............    (0.26) -    (0.26)
                                                        --------    --------
    Normalized Funds from Operations...................    $1.43  -    $1.45
                                                        ========    ========

     Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers an appropriate measure of performance of an equity REIT and uses the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

     FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with accounting principles generally accepted in the United States ("GAAP")), as an indicator of the Company's financial performance, as an alternative to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Company's liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company's needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income as presented elsewhere in this Press Release.
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Ventas Reports First Quarter FFO of $0.35 Per Share
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April 29, 2003
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Portfolio of Properties


The following information provides an overview of the Company's portfolio of healthcare properties as of and for three months ended March 31, 2003 ($'s in thousands):

                                 As of and for the First Quarter Ended March 31, 2003
                               ---------------------------------------------------------
                                  # of        # of                  Percent        # of
      Portfolio by Type        Properties     Beds      Revenue     of Revenue    States
      -----------------        ----------     ----      -------     ----------    ------

Healthcare Property
Skilled Nursing Facilities....        220    27,840     $33,410         68%         32
Hospitals ....................         44     3,923      15,496         31%         20
Other Facilities .............          9       181         278          1%          2
                                   ------    ------     -------        ---
      Total Rental Income.....        273    31,944     $49,184        100%         37
                                   ======    ======     =======        ===
Other Real Estate
Investments
Loan Receivable ..............         25     1,982     $   747
                                   ======    ======     =======



Kindred Coverage Ratios

The following is based on data provided by Kindred to the Company or obtained from
Kindred's public filings. This information reflects Kindred's EBITDAR coverage by Master
Lease after management fees:

                               TTM (1)
             Master            EBITDAR
             Lease         Coverage (2),(3)
             -----         ----------------
               1                 1.9
               2                 1.6
               3                 1.7
               4                 1.6
               5                 1.8
           --------------------------------
           Portfolio             1.7
           --------------------------------

1 Trailing Twelve Months EBITDAR ended December 31, 2002 (the latest available data provided by Kindred) to the Company's Trailing Twelve Months rental revenue.

2 Coverage reflects the ratio of EBITDAR to rent. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization and rent but after deducting management fees. EBITDAR is adjusted to normalize Kindred professional liability expense. Kindred charged additional liability expense of $55 million in the third quarter and $19 million in the fourth quarter totaling $74 million. It disclosed that the additional charges included $30 million related to 2001 and $44 million related to 2002. This reallocation of
Ventas' portion of the $30 million to 2001 had the effect of increasing Kindred's reported
2002 EBITDAR by approximately $27 million, which is reflected in the coverage computations.

3 These computations reflect the fourth quarter impact of the reduction in Medicare reimbursement to skilled nursing facilities, which took effect October 1, 2002
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


Scheduled Maturities of Borrowing Arrangements

The Company's indebtedness has the following maturities (in thousands):

2003 .................................        $   2,392
2004 .................................            3,412
2005 .................................          106,490
2006 .................................          214,810
2007 .................................           57,300
Thereafter ...........................          366,038
                                           -------------
    Total  ...........................        $ 750,442
                                           =============
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